As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-113315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-4297750
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Lima Avenue
Findlay, Ohio 45840
(Address of Principal Executive Offices) (Zip Code)

COOPER TIRE & RUBBER COMPANY
PRE-TAX SAVINGS PLAN AT THE AUBURN PLANT
PRE-TAX SAVINGS PLAN (BOWLING GREEN-HOSE)
PRE-TAX SAVINGS PLAN (BOWLING GREEN-SEALING)
PRE-TAX SAVINGS PLAN (CLARKSDALE)
PRE-TAX SAVINGS PLAN AT THE EL DORADO PLANT
PRE-TAX SAVINGS PLAN AT THE FINDLAY PLANT
TEXARKANA PRE-TAX SAVINGS PLAN
(Full Title of the Plan)

James E. Kline, Esq.
Vice President, General Counsel and Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
(Name and Address of Agent for Service)

(419) 423-1321
(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed to
reallocate registered securities to plans that are not being terminated.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II

Termination of Registration

     Cooper Tire & Rubber Company (the “Registrant”) filed its Registration Statement No. 333-113315 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on March 4, 2004 with respect to the registration of 2,040,000 of the Company’s Common Shares, $1 par value per share (the “Common Shares”), which were to be issued to employees under the Registrant’s Pre-Tax Savings Plan at the Auburn Plant, Pre-Tax Savings Plan (Bowling Green-Hose), Pre-Tax Savings Plan (Bowling Green-Sealing), Pre-Tax Savings Plan (Clarksdale), Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax Savings Plan at the Findlay Plant and Texarkana Pre-Tax Savings Plan.

     The Company is no longer offering Common Shares under the Pre-Tax Savings Plan at the Auburn Plant, Pre-Tax Saving Plan (Bowling Green-Hose), Pre-Tax Savings Plan (Bowling Green-Sealing) and Pre-Tax Savings Plan at the El Dorado Plant (the “Former Plans”), owing to the disposition of the business unit with which the Former Plans were associated. This Post-Effective Amendment No. 1 is being filed to re-allocate the Common Shares previously allocated to the Former Plans in the Registration Statement that remain unsold. Accordingly, the number of Common Shares shown below as allocated to the Former Plans is limited to the number of Common Shares sold prior to this Post-Effective Amendment No. 1. The Introductory Statement on Registration Statement 333-113315 is amended as follows:

Introductory Statement

     The 2,040,000 shares of Common Stock of Cooper Rubber & Tire Company (“Registrant”) registered on this Registration Statement on Form S-8 are provisionally re-allocated among the Plans as follows:

Continuing Plans	Allocation	Former Plans	Allocation

Pre-Tax Savings Plan (Clarksdale)	80,000	Pre-Tax Saving Plan at the	33,000
		Auburn Plant

Pre-Tax Savings Plan at the Findlay	810,000	Pre-Tax Savings Plan	50,000
Plant		(Bowling Green – Hose)

Texarkana Pre-Tax Savings Plan	970,000	Pre-Tax Savings Plan	57,000
		(Bowling Green - Sealing)

		Pre-Tax Savings Plan at	40,000
		the El Dorado Plant

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-11315 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Philip G. Weaver
Philip G. Weaver, Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been executed by the following persons in the capacities indicated as of December 23, 2004.

Signature	Title

Chairman of the Board, President, Chief
*	Executive Officer and Director (principal
executive officer)
Thomas A. Dattilo

/s/Philip G. Weaver	Vice President and Chief Financial Officer
(principal financial officer)
Philip G. Weaver

*	Corporate Controller (principal accounting
Eileen B. White	officer)

*
Director
Arthur H. Aronson

*	Director
Laurie B. Breininger

*	Director
Dennis J. Gormley

*	Director
John J. Holland

*	Director
John F. Meier

*	Director
Byron O. Pond

*	Director
John H. Shuey

*	Director
Richard L. Wambold

     *Philip G. Weaver, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

December 23, 2004	By:	/s/Philip G. Weaver
Philip G. Weaver
Attorney-in-Fact

     The Pre-Tax Savings Plan at the Auburn Plant. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN AT THE AUBURN PLANT
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Pre-Tax Savings Plan (Bowling Green-Hose). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN (BOWLING GREEN-HOSE)
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Pre-Tax Savings Plan (Bowling Green-Sealing). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Posts-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN (BOWLING GREEN-SEALING)
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Pre-Tax Savings Plan (Clarksdale). Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN (CLARKSDALE)
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Pre-Tax Savings Plan at the El Dorado Plant. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN at the El Dorado Plant
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Pre-Tax Savings Plan at the Findlay Plant. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN at the FINDLAY PLANT
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee

     The Texarkana Pre-Tax Savings Plan. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

TEXARKANA PRE-TAX SAVINGS PLAN
By:	/s/Philip G. Weaver
Philip G. Weaver

By:	/s/Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/Charles F. Nagy
Charles F. Nagy

As members of the Pre-Tax Savings Plan Committee